Filed with the Securities and Exchange Commission on October 22, 2003

                                Registration No.
                              ---------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ANACOMP, INC.
             (Exact name of registrant as specified in its charter)

     Indiana                                           35-1144230
----------------------                          -----------------------
(State or other jurisdiction                (I.R.S. employer identification no.)
 of incorporation or organization)

                             15378 Avenue of Science
                            San Diego, CA 92128-3407
               (Address of principal executive offices) (Zip code)


              Anacomp, Inc. 2003 Outside Director Compensation Plan
                            (Full title of the plan)

                                   Paul Najar
                            Executive Vice President,
                                 General Counsel
                                  Anacomp, Inc.
                             15378 Avenue of Science
                            San Diego, CA 92128-3407
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service: (858) 716-3400.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.



                         CALCULATION OF REGISTRATION FEE


------------------------------------  -----------------  ----------------------  ----------------------  ------------------
                                                          Proposed maximum        Proposed maximum
                                       Amount             offering price per      aggregate offering     Amount of
Title of securities to be              to be              share 3                 price                  registration fee
registered 1                           registered 2
------------------------------------  -----------------  ----------------------  ----------------------  ------------------

2003 Outside Director Compensation Plan
________________________________________


Class A Common Stock                   50,000             $22.25                  $1,112,500              $91.00
($0.01 par value)


________________________

1 The securities to be registered include stock awards, deferred stock awards and rights to acquire Class A Common Stock. The securities to be registered also include the rights "Rights" attached to each share of Class A Common Stock pursuant to the Shareholder Rights Agreement dated as of August 8, 2002. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates representing each share of Class A Common Stock and may be transferred only together with such share of Class A Common Stock.

2 Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

3 Estimated pursuant to Rule 457(h) solely for purposes of calculating the registration fee. The price is based upon the average of the bid and ask prices of Class A Common Stock on October 20, 2003, as reported on the Over the Counter Bulletin Board.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               __________________________________________________


Item 3.  Incorporation of Documents by Reference

     Anacomp, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

     (a) The Company's Annual Report on Form 10-K containing audited financial statements for the Company's latest fiscal year ended September 30, 2002, as filed with the Commission on January 31, 2003.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2002, as filed with the Commission on February 14, 2003.

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, as filed with the Commission on May 15, 2003.

     (d) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, as filed with the Commission on August 14, 2003.

     (e) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the document referred to in (a) above.

     (f) The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     (g) The description of the Company's Shareholder Rights Agreement (the "Rights Agreement") dated as of August 8, 2002 and filed with the Commission pursuant to Section 12 of the Exchange Act as Exhibit 4.3 to the Company's Current Report on Form 8-K dated August 21, 2002.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities

     The class of securities to be offered is registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel

         Inapplicable.


Item 6.  Indemnification of Directors and Officers

     Chapter 37 of the Indiana Business Corporations Law permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. The Company's certificate of incorporation and bylaws provide that the Company will indemnify the Company's directors, officers, employees and agents to the full extent permitted by the Indiana Business Corporations Law, including circumstances in which indemnification is otherwise discretionary under Indiana law. In addition, the Company has entered into separate indemnification agreements with the Company's directors and executive officers which require the Company, among other things, to indemnify such directors and executive officers against certain liabilities which may arise by reason of such individuals status or service (other than liabilities arising from acts or omissions not in good faith or willful misconduct).

     These indemnification provisions may be sufficiently broad to permit indemnification of the Company's executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.


Item 7.  Exemption From Registration Claimed

         Inapplicable.


Item 8.  Exhibits

         See Exhibit Index.


Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 21, 2003.

                                  ANACOMP, INC.



                                  By:    /s/Jeffrey R. Cramer
                                         ---------------------------------------
                                         Jeffrey R. Cramer
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

     The officers and directors of Anacomp, Inc. whose signatures appear below, hereby constitute and appoint Jeffrey R. Cramer and Linster W. Fox, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on October 21, 2003.



           Signature                                                              Title
           _________                                                              _____


/s/Jeffrey R. Cramer
-------------------------------------------------              President, Chief Executive Officer and Director
Jeffrey R. Cramer                                              (Principal Executive Officer)



/s/Linster W. Fox
-------------------------------------------------              Executive Vice President and Chief Financial Officer
Linster W. Fox                                                 (Principal Financial and Accounting Officer)



/s/Edward P. Smoot
-------------------------------------------------
Edward P. Smoot                                                Director, Chairman of the Board



-------------------------------------------------              Director
Ralph B. Bunje, Jr.


/s/Gary J. Fernandes
-------------------------------------------------              Director
Gary J. Fernandes


/s/Fred G. Jager
-------------------------------------------------              Director
Fred G. Jager


/s/David E. Orr
-------------------------------------------------              Director
David E. Orr



-------------------------------------------------              Director
Michael E. Tennenbaum


                                  EXHIBIT INDEX


4.1 Amended and Restated Articles of Incorporation of the Company as of December 31, 2001. (1)

4.2  Amended and Restated Bylaws of the Company as of April 25, 2002. (2)

4.3  Rights Agreement (3)

5.1  Legal Opinion of Gray Cary Ware & Freidenrich LLP.

23.1 Consent of Counsel (included in Exhibit 5.1)

23.2 Consent of Independent Accountants.

24.1 Power of Attorney (included in signature pages to this registration statement).




(1)  Incorporated by reference to Anacomp's Form 8-A dated January 9, 2002.

(2)  Incorporated by reference to Anacomp's Form 10-Q/A filed November 27, 2002.

(3) Incorporated by reference to Anacomp's Current Report on Form 8-K filed with the SEC on August 21, 2002.